MGN TECHNOLOGIES, INC.

STOCK OPTION AGREEMENT
(2007 Stock Option Plan – Consultant)

This STOCK OPTION AGREEMENT is made effective as of this 12th day of June, 2007 between MGN TECHNOLOGIES, INC., a British Columbia corporation, (the “Company”) and _________________________ (the “Consultant”).

BACKGROUND

A. The Consultant has been retained to provide consulting services to the Company pursuant to the terms and conditions of a Consulting Agreement made effective as of June 12, 2007 between the Company and the Consultant, under which the Company has agreed to issue to the Consultant the option to acquire up to an aggregate of _______________________ shares of common stock of the Company upon the terms and subject to the conditions provided herein.

B. The Company has adopted the 2007 Stock Option Plan (the “Plan”) pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

Grant of Option

1. The Company hereby irrevocably grants under the Plan to the Consultant the right and option (hereinafter referred to as the “Option”) to purchase from the Company all or any portion of an aggregate of ________________________shares of common stock of the Company (the “Shares”) subject to the terms and conditions herein set forth. The Options will be Nonqualified Stock Options under the Plan.

2. The number of Shares granted will be subject to adjustment pursuant to the terms of the Plan.

Exercise Price

3. The exercise price of the Shares covered by the Option shall be US$0.03 per Share.

Vesting of Option

4. The Option will be fully vested.

Term of Option

5. Except as otherwise provided in this Agreement, the Option shall be exercisable until June 12, 2009 (the “Expiration Date”). This Agreement and the right of the Consultant to exercise the Option will terminate upon the earliest of the following dates:

(a) the date which is one (1) month from the date on which the Consultant ceases to be a Consultant of the Company or any subsidiary of the Company, if applicable;

(b) in the event of the termination of the Consultant for Cause (as defined in the Plan), the earliest date on which the Consultant is terminated as a Consultant;

(c) the date which is one (1) year from the date of the Consultant’s death, in the event of termination as a result of the death of the Consultant; or

(d) the Expiration Date.

Upon termination of this Agreement and the right of Consultant to exercise the Option as set forth above, the Option shall terminate and become null and void.

Manner of Exercising Option

6. Subject to the terms and conditions of this Agreement, the Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased and accompanied by the full exercise price for such Shares. Any such notice shall be deemed given when received by the Company at its corporate headquarters. The exercise price shall be payable:

(a) in United States dollars upon exercise of the Option and may be paid by cash, uncertified or certified check or bank draft; or

(b) at the election and sole discretion of the Company, in such other manner as is permitted pursuant to the Plan.

All Shares that shall be issued upon the exercise of the Option as provided herein shall be issued as fully paid and non-assessable shares of the Company’s common stock.

Rights of Option Holder

7. The Consultant, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any portion of the Option.

Non-Transferability

8. The Option shall not be transferred, pledged or assigned except as provided in the Plan.

No Right to Continue as Consultant or Right to Corporate Assets

9. Nothing contained in this Agreement shall be deemed to grant the Consultant any right to continue as a consultant of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving the Consultant, the Consultant’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

Securities Law Matters

10. The Consultant acknowledges that the Shares to be received by him or her upon exercise of the Option have not been registered under the Securities Act of 1933, as amended, or the Blue Sky laws of any state (collectively, the “Securities Acts”). The Consultant acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. The Consultant acknowledges that if the Shares are not registered under the Securities Acts at the time of the exercise of the Option, or any part thereof, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the Company may require that the availability of any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

Consultant Representations

11. The Consultant hereby represents and warrants that:

(a) the Consultant has reviewed with his or her own tax advisors all applicable tax consequences of the transactions contemplated by this Agreement. The Consultant is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. The Consultant understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement;

(b) the Consultant has been advised to obtain his or her own legal advice in connection with the execution of this Agreement; and

(c) the Option, if exercised, will be exercised for investment purposes and not with a view to the sale or distribution of the Shares to be received upon exercise thereof.

The Plan

12. The Option is granted pursuant to the Plan and is governed by the terms thereof, which are incorporated herein by reference. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

Governing Law

13. This Agreement, in its interpretation and effect, shall be governed by the laws of the Province of British Columbia applicable to contracts executed and to be performed therein.

Further Assurances

14. Each party hereto agrees to execute such further papers, agreements, assignments or documents of title as may be necessary or desirable to affect the purposes of this Agreement and carry out its provisions.

Entire Agreement

15. This Agreement and the Plan embody the entire agreement made between the parties hereto with respect to the matters covered herein and shall not be modified except in writing signed by the party to be charged.

Counterparts

16. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, and all of which shall constitute but one and the same agreement.

MGN TECHNOLOGIES, INC.

Per:
Mark Jensen
President

Signature of Consultant
Name of Consultant
Address of Consultant